EXHIBIT 23

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


CEL-SCI Corporation
Vienna, Virginia


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated December 23, 2011, relating to the consolidated financial statements and the effectiveness of CEL-SCI's internal control over financial reporting appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2011. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


                                                       /s/ BDO USA LLP

Bethesda, Maryland
February 10, 2011


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                              CONSENT OF ATTORNEYS


     Reference is made to the Registration Statement of CEL-SCI Corporation on Form S-8 whereby the Company proposes to sell up to 19,000,000 shares of the Company's Common Stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

     We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                Very Truly Yours,

                                HART & TRINEN, L.L.P.



                                By /s/ William T. Hart
                                   ----------------------------
                                   William T. Hart


Denver, Colorado
February 10, 2012

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